UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
June 28, 2011 (June 28, 2011)

THE SHAW GROUP INC.
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana  70809
(Address of principal executive offices and zip code)

(225) 932-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On June 28, 2011, The Shaw Group Inc., a Louisiana corporation (the "Company"), issued a press release announcing its financial results for its third quarter of fiscal year 2011 ended May 31, 2011.  A copy of this press release is attached hereto as Exhibit 99.1.

The press release attached hereto as Exhibit 99.1 contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (the "SEC").  The Company believes that these non-GAAP financial measures provide information that is useful to its investors regarding its financial condition and results of operations.

The press release contains EBITDA measures, which the Company defines as earnings before interest expense, income taxes, depreciation and amortization.  EBITDA is an important financial measure used by the Company to assess performance.  Although it is calculated using components derived from the Company’s GAAP financial statements, EBITDA itself it not a GAAP measure.  A table reconciling EBITDA to its most directly comparable GAAP measure is included in the summarized financial information included in the press release attached hereto.  Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including cash flow from operations income and net income.  In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.

The information in this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is filed as an Exhibit to this Current Report on Form 8-K.

99.1 Press Release dated June 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC.
(Registrant)

Date: June 28, 2011	By:	/s/ John Donofrio
John Donofrio, Executive Vice
President, General Counsel and
Corporate Secretary

THE SHAW GROUP INC.

EXHIBIT INDEX

Form 8-K
June 28, 2011

Exhibit Number	Description	Page No.

99.1	Press Release dated June 28, 2011